SECURITIES AND EXCHANGE COMMISSION


                      Washington, D.C. 20549


                             FORM 8-K



                          CURRENT REPORT



                Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



                          June 24, 1996
                          Date of Report
                (Date of earliest event reported)



                     FLEMING COMPANIES, INC.
      (Exact name of registrant as specified in its charter)



     Oklahoma                    1-8140              48-0222760
(State or other juris-         (Commission         (IRS Employer
diction of incorporation)      File Number)        Identification




               6301 Waterford Boulevard, Box 26647
                Oklahoma City, Oklahoma   73126
             (Address of Principal Executive Offices)



                         (405) 840-7200
                  Registrant's telephone number,
                       including area code

5.        Other Events.

          On June 24, 1996 the company (together with its co-defendants) was granted a new trial in the matter of David's Supermarkets v. Fleming Companies, Inc., et al. Concurrently, the court's April 12, 1996 judgment was set aside and vacated, and the defendants and their sureties were discharged from all liability on the supersedeas bond posted on April 12, 1996. As a result of the discharge of the sureties obligations, $135 million of collateral (in the form of letters of credit issued by participants in the company's credit facility) was returned thereby increasing the company's available credit.

          As a result of the court's ruling, the company is examining the appropriateness of the $7.1 million reserve previously established for the David's litigation. Any modification to the reserve will be reflected in the company's financial statements for the 28 weeks ending July 13, 1996.

                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.


                              FLEMING COMPANIES, INC.

                              KEVIN J. TWOMEY

                              Kevin J. Twomey
                              Vice President - Controller

Date:  July 1, 1996